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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2001

VCampus Corporation (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
000-21421 (Commission file Number)	54-1290319 (IRS Employer ID Number)
1850 Centennial Park Drive, Suite 200, Reston, VA 20191 (Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code (703) 893-7800
N/A (Former name or former address, if changed since last report)

Item 5. Other Events.

    On January 7, 2002, the Registrant issued a press release substantially as follows:

  VCampus Completes $1.85 Million Private Placement
  Company Enters New Year with Strong Customer Wins and Reduced Cost Structure

  RESTON, Va.—(BUSINESS WIRE)—January 7, 2002—VCampus Corporation (Nasdaq: VCMP), a leading provider of end-to-end, web-based e-Learning solutions, today announced that it has completed a $1.85 million private equity placement through the combination of preferred stock and convertible debt. The company also announced that it has signed contracts with nine new customers in Q-4 2001 and has taken cost-saving measures that have reduced its cost structure.

  VCampus's new customers for Q4-2001 included major corporations such as Blue Cross and Blue Shield of Michigan and United Airlines, one federal agency and two major professional associations, as well as an expansion of its relationship with University of the Incarnate Word.

  Increasing operational efficiency to reduce the company's cost structure was another achievement for Q4-2001. "Our number-one goal is to bring VCampus to cash flow breakeven as soon as possible. To that end, we've cut $170,000 per month—over $2 million per year—in ongoing costs of running the business since the third quarter of 2001" said Neal.

  The private placement consisted of issuance of a new series of preferred stock in the amount of $925,000, convertible to common stock at a conversion price of 35 cents per share. The preferred stock also carried 660,709 warrants to purchase common stock at 40 cents. The remaining $925,000 was issued in the form of convertible debt, convertible into common stock at a conversion price of 35 cents per share. The convertible debt also carried 1,321,428 warrants to purchase common stock at 40 cents per share. The number of shares of common stock issuable upon both the exercise of the warrants and the conversion of the debt are subject to shareholder approval.

  This financing was conducted in lieu of the $5-10 million financing that was previously considered and disclosed in a press release dated November 13. As such, the provisions of the previously considered financing, including conversion of the company's existing preferred shares to common shares, are no longer relevant. "As the investment market continued to change, we realized that it was more beneficial to our shareholders to accept less capital infusion at this time," said Deborah Colella, Acting CFO of VCampus.

  The securities sold in this financing have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

  About VCampus

  VCampus® Corporation is a leading provider of end-to-end e-Learning solutions. The company develops, manages and hosts turnkey, web-based learning solutions for corporations, government agencies and higher education institutions. VCampus enables these organizations to offer complete global distance learning solutions to their customers, employees, distributors, suppliers and students. VCampus' e-Learning solutions are designed to help clients deliver higher education programs to adult students; improve the performance of their distribution channels and suppliers; measure and develop their employees' knowledge, skills and abilities; and increase their customers' satisfaction and loyalty. VCampus distributes a courseware library of more than 4,000 web-based courses and has delivered more than 2 million courses to over 500,000 adult learners. VCampus Corporation is headquartered in Reston, VA. For more information, call 800-915-9298, or visit the VCampus website at www.vcampus.com. "VCampus" is a registered trademark of VCampus Corporation.

  This press release contains forward-looking statements within the meaning of the federal Private Securities Litigation Reform Act of 1995. Statements contained herein that are not statements of historical fact are forward-looking. Without limiting the foregoing, references to future growth or expansion are forward-looking, and words such as "anticipates," "believes," "could," "estimate," "expect," "intend," "may," "might," "should," "will," and "would" and other forms of these words or similar words are intended to identify forward-looking information. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other forward-looking information. There might be events in the future that we are not able to predict accurately or control, and any forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially. These risks and uncertainties include: (1) our history of losses and our need to raise additional capital; (2) the ability to recruit and retain qualified technical and other personnel in a highly competitive market; (3) market acceptance of our new and future products; (4) growing competition; and (5) our ability to maintain and manage our growth. For additional information regarding risk factors that could affect our future results, please refer to the discussions of "Risk Factors" in our Form 10-K for the year ended December 31, 2000, filed with the SEC on April 2, 2001, and our Form S-3 Registration Statement filed on May 2, 2001, and other SEC filings.

Item 7. Financial Statements And Exhibits.

  (c)
  Exhibits.

Exhibit No.	Description
99.1	Securities Purchase Agreement dated December 28, 2001 between the Registrant and the Purchasers.
99.2	Form of Convertible Note issued on December 28, 2001
99.3	Certificate of Designations for the Series F Preferred Stock filed in Delaware on December 28, 2001
99.4	Form of Warrant issued to the Series F holders on December 28, 2001
99.5	Form of Warrant issued to the convertible noteholders on December 28, 2001
99.6	Form of Registration Rights Agreement dated December 28, 2001

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCAMPUS CORPORATION
Date: January 7, 2002	By:	/s/ DEBORAH COLELLA Deborah Colella Chief Financial Officer

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  Item 5. Other Events.
  Item 7. Financial Statements And Exhibits.
SIGNATURES